UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 19, 2016

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9341	02-0377419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Lease Amendment

On September 19, 2016, iCAD, Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to Lease dated June 29, 2012 between The Irvine Company LLC (the “Landlord”) and the Company. The Amendment amends the lease agreement for the Company’s San Jose, California space to, among other things:

•	Provide for an extension of the lease term to March 31, 2020;

•	Amend the monthly basic rent for the remainder of the new lease term, providing for monthly basic rent for the period of October 1, 2017 to September 30, 2018 of $45,049.00, monthly basic rent for the period of October 1, 2018 to September 30, 2019 of $46,510.00 and monthly basic rent for the period of October 1, 2019 to March 31, 2020 of $47,728.00; and

•	Provide for recognition of specified parties as brokers who negotiated the Amendment, specifying that Landlord is responsible for the payment of brokerage commissions to such brokers pursuant to separate agreements with such brokers.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of such Amendment, which is filed as Exhibit 10.1 to this report and incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	First Amendment to Lease dated as of September 19, 2016 between The Irvine Company LLC and iCAD, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC.
(Registrant)

By:	/s/ Kenneth M. Ferry
Kenneth M. Ferry
Chief Executive Officer, Director

Date: September 21, 2016